GLOBAL CLAIMS RELEASE AND INSURER SETTLEMENT AGREEMENT

THIS GLOBAL CLAIMS RELEASE AND INSURER SETTLEMENT AGREEMENT (hereinafter, the “Agreement”) is made, effective as of the latest date written at the end hereof, between John Rudey, Aubrey L. Cole, George R. Hornig, Robert F. Wright, Alan B. Abramson and William A. Wyman (hereinafter, collectively, the “Insured Individuals”), U.S. Timberlands Klamath Falls, LLC n/k/a Inland Fiber Group, L.L.C. (“Klamath” or “the Company”), U.S. Timberlands Finance Corp. n/k/a Fiber Finance Corp. (“FFC”), U.S. Timberlands Yakima, LLC n/k/a American Forest Resources, L.L.C. (“Yakima”), and U.S. Timberlands Services Company, LLC n/k/a Timber Resource Services, LLC (hereinafter, collectively, the “Insured Entities”), and AIG Domestic Claims, Inc., on behalf of American International Specialty Lines Insurance Company (hereinafter, “AISLIC”) and The Travelers Indemnity Company, as successor in interest by merger to Gulf Insurance Company (hereinafter, “Gulf”).  (Gulf and AISLIC are collectively referred to herein as “the Insurers”).

RECITALS

WHEREAS, AISLIC has issued on behalf of Klamath a Directors, Officers and Corporate Liability/General Partners & Limited Partnership Liability Insurance Policy Number 518-70-63, with a policy period of September 29, 2003 to October 1, 2004, with a coverage limit of $10,000,000.00 (hereinafter, the “AISLIC Primary Policy”);

WHEREAS, Gulf has issued on behalf of Klamath an Excess Directors, Officers and Corporate Liability/General Partners & Limited Partnership Liability Insurance Policy Number GA8578509, with a policy period of September 29, 2003 to October 8, 2004, with a coverage limit of $10,000,000.00, which Policy is excess of the AISLIC Primary Policy (hereinafter, the “Gulf Excess Policy”);

WHEREAS, Gulf continues to reserve its position that Yakima is not an insured under the Gulf Excess Policy;

WHEREAS, the Indenture Trustee (the “Trustee”) for the $225,000,000 Senior Notes issued by Klamath (the “Senior Notes”) filed an action styled U.S. Bank National Assoc., in its capacity as Indenture Trustee and not in its individual capacity v. U. S. Timberlands Klamath Falls, LLC n/k/a Inland Fiber Group, L.L.C., et al., C. A. No. 112-N (hereinafter, the “Action”),  in the Court of Chancery of the State of Delaware in and for New Castle County (the “Chancery Court”) on or about December 12, 2003 against, among others, the Individual Insureds and the Insured Entities (collectively, the “Insured Defendants”);

WHEREAS, AISLIC and Gulf have received notice of the Action on behalf of the Insured Defendants under the AISLIC Primary Policy and under the Gulf Excess Policy, respectively;

WHEREAS, the Insured Defendants have made claims under the AISLIC Primary Policy for reimbursement, or payment, of their “Loss” (as such term is defined in the Policy) resulting from the Action, and the Insured Defendants anticipate claims under the Gulf Excess Policy upon exhaustion of the AISLIC Primary Policy;

WHEREAS, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright and William A. Wyman (hereinafter, collectively, the “Outside Directors”) and the Trustee have entered into a memorandum of understanding dated December 12, 2005, with the consent of AISLIC, Gulf and the remaining Insured Defendants, and have negotiated definitive settlement documentation related thereto (the “Chancery Court Settlement”), but have chosen not to present such definitive settlement documentation to the Court of Chancery at this time in order to further the potential consummation of a global settlement among all parties to the Action;

WHEREAS, the Insured Defendants have negotiated and intend to enter into on or about August 14, 2006 a Settlement Agreement with the Trustee in the form attached hereto as Exhibit “A,” for a Global Settlement of the Action against all of the Insured Defendants (the “Global Settlement Agreement”);

WHEREAS, the Outside Directors have negotiated and intend to enter into on or about August 14, 2006 a Settlement Agreement with the Trustee, Klamath and FFC in the form attached hereto as Exhibit “B,” providing for a settlement of the Action against all the Outside Directors (the “Outside Director Settlement Agreement”);

WHEREAS, pursuant to the terms of the attached Global Settlement Agreement, subject to certain conditions, the parties to the Global Settlement Agreement shall file with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”):  (i) the Joint Plan of Reorganization of Debtors Inland Fiber Group, LLC, and Fiber Finance Corp. (the “Plan,” a copy of which is annexed to the Global Settlement Agreement as Exhibit A); and (ii) a motion seeking conditional approval of the Outside Director Settlement Agreement under Rule 9019 of the Federal Rules of Bankruptcy Procedure;

WHEREAS, the terms “Confirmation Date” and “Effective Date” as used herein shall have the meanings set forth in Article I, Definitions, of the Plan, provided, however, that solely for purposes of this Agreement, neither the Confirmation Date nor the Effective Date shall be deemed to have occurred unless the Plan that is confirmed by the Bankruptcy Court contains release language with respect to the Outside Directors that is not materially different from that contained in the form of the Plan attached as Exhibit A to the Global Settlement Agreement and adverse to the Outside Directors, unless such modification to the release language is consented to in writing by the Outside Directors;

WHEREAS, the term “Scheduling Date” means the date on which C. Barr Flinn provides written notice to AISLIC and Gulf of the scheduled Effective Date, which notice shall be provided four (4) business days in advance of the scheduled Effective Date, and which notice shall specify the scheduled date of the Effective Date and provide instructions for distribution of the AISLIC Settlement Payment and the Gulf Settlement Payment, and shall also provide AISLIC and Gulf with a copy of the stipulation of discontinuance of the Action with prejudice provided by counsel for the Trustee as well as the stipulation of discontinuance of the Related Action with prejudice;

WHEREAS, the Insured Defendants will provide AISLIC and Gulf on the Effective Date with confirmation of the receipt of funding from other sources for the Global Settlement prior to the transfer of any funds of AISLIC or Gulf being made to the Trustee on the Effective Date;

WHEREAS, AISLIC, subject to reservation of rights letters issued on March 24, 2004 and July 9, 2004, has made payments through July 18, 2006 of approximately $4,393,950.87 for Defense Costs (as defined in the AISLIC Primary Policy) incurred in the defense of the Insured Defendants in the Action;

WHEREAS, Gulf has issued reservation of rights letters dated June 8, 2005, January 12, 2006 and January 31, 2006 with respect to its obligations under the Gulf Excess Policy for the claims asserted in the Action;

WHEREAS, AISLIC has previously entered into a Claims Release and Settlement Agreement with the Outside Directors, with the consent of Gulf and the remaining Insured Defendants, pursuant to which AISLIC committed to pay $5,200,000.00 from the proceeds of the AISLIC Primary Policy to fund a settlement respecting the Outside Directors;

WHEREAS, all parties desire to proceed with the Global Settlement Agreement of the claims asserted against all Insured Defendants in the Action;

WHEREAS, the term “Outside Director Settlement Trigger Date” as used herein shall mean the first date on which both of the following have occurred:  (a) an order of the Bankruptcy Court approving the Outside Director Settlement Agreement has become final and non-appealable; and (b) either (i) the Bankruptcy Court has confirmed a Plan that contains release language with respect to the Outside Directors that is materially different from that contained in the form of the Plan attached as Exhibit A to the Global Settlement Agreement and adverse to the Outside Directors, and such modifications to the release language are not consented to in writing by the Outside Directors, or (ii) the Global Settlement Agreement is terminated;

WHEREAS, the term “Chancery Settlement Submission Trigger Date” as used herein shall mean the first date on which both of the following have occurred:  (a) the Outside Director Settlement Agreement is terminated; and (b) either (i) the Bankruptcy Court has confirmed a Plan that contains release language with respect to the Outside Directors that is materially different from that contained in the form of the Plan attached as Exhibit A to the Global Settlement Agreement and adverse to the Outside Directors, and such modifications to the release language are not consented to in writing by the Outside Directors, or (ii) the Global Settlement Agreement is terminated:

WHEREAS, the term “Chancery Settlement Effective Date” shall mean the date on which an Order of the Chancery Court approving the Chancery Court Settlement has become final and non-appealable;

WHEREAS, AISLIC, Gulf and the Insured Defendants are desirous, if the Outside Director Settlement Trigger Date occurs, of resolving all of the claims asserted against the Outside Directors in the Action, and whereas the Outside Directors have reached agreements with AISLIC and Gulf on the payments to be made by AISLIC toward funding of the Outside Director Settlement Agreement;

WHEREAS, AISLIC, Gulf and the Insured Defendants are desirous of resolving all of the claims asserted against all of the Insured Defendants in the Action, and whereas the Insured Defendants have reached agreements with AISLIC and Gulf on the payments to be made by AISLIC and Gulf toward funding of the proposed Global Settlement of the Action;

WHEREAS, AISLIC and the Insured Defendants desire a complete resolution of all existing and potential claims and questions that have arisen or that may arise between and among them with respect to the Action and with respect to AISLIC’s obligations under the AISLIC Primary Policy;

WHEREAS, Gulf and the Insured Defendants desire a complete resolution of all existing and potential claims and questions that have arisen or that may arise between and among them with respect to the Action and with respect to Gulf’s obligations under the Gulf Excess Policy; and

WHEREAS, to facilitate the complete resolution of all such existing and potential claims and questions, counsel for the Insured Defendants will provide notice to AISLIC and to Gulf of:  i) the Confirmation Hearing Date scheduled by the Bankruptcy Court as soon as practicable, but in no event later than three (3) business days from the receipt of notice of scheduling of  the Confirmation Hearing Date;  ii) the Scheduling Date, which shall be at least four (4) business days in advance of the scheduled Effective Date, which notice shall specify the scheduled date of the Effective Date and provide instructions for distribution on the scheduled Effective Date of the AISLIC Settlement Payment and the Gulf Settlement Payment, and shall also provide AISLIC and Gulf with a copy of the stipulation of discontinuance with prejudice of the Action provided by counsel for the Trustee and a copy of the stipulation of discontinuance with prejudice of the Related Action; or iii) the termination of the Global Settlement Agreement as soon as practicable, but in no event later than three (3) business days from the date of such termination.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, covenants, undertakings, terms and conditions hereinafter set forth, as well as other good and valuable consideration, the receipt of which is hereby acknowledged, the Insured Defendants, AISLIC and Gulf hereby agree as follows:

1.  Confidentiality:  The existence and terms of this Agreement are confidential, and the parties hereto agree to maintain the confidentiality of the Agreement and each of its provisions, except as otherwise required by law or legal process and except that AISLIC, Gulf and the Insured Defendants:  (i) may notify the Bankruptcy Court and Chancery Court, as well as excess insurers and reinsurers, of the existence and terms of this Agreement; (ii) upon the request of any other court, may inform such court of the existence and terms of this Agreement; and (iii) may provide information contained in this Agreement to their respective accountants, attorneys, auditors and regulators.

2.  Payment by AISLIC:  Following AISLIC’s receipt of advance notice of the Confirmation Hearing Date scheduled by the Bankruptcy Court as set forth above, and in consideration of the Release given by the Insured Defendants pursuant to Paragraph 5 below, within two (2) business days following the Confirmation Date, AISLIC will deposit in an escrow account maintained by its counsel, D’Amato & Lynch (“D&L”) at the offices of D’Amato &

Lynch located at 70 Pine Street, New York, New York, the balance of the proceeds of the AISLIC Primary Policy (the “AISLIC Settlement Payment”).  D&L shall hold in the AISLIC Escrow Account the AISLIC Settlement Payment until AISLIC and D&L receive notice of the scheduled Effective Date (which notice shall state the scheduled Effective Date and provide instructions for disbursement of the AISLIC Settlement Payment).  Provided that AISLIC has received notice of the scheduled Effective Date, AISLIC shall cause D&L to make all reasonable arrangements to ensure that the AISLIC Settlement Payment is disbursed on the scheduled Effective Date, pursuant to the written instructions of C. Barr Flinn, as approved in writing by Srinivas M. Raju and Joel Friedlander, in compromise and final settlement of all claims that the Insured Defendants may have under the AISLIC Primary Policy, as further set forth in the Release at Paragraph 5 hereof.

In the event the Outside Director Settlement Trigger Date occurs, then the AISLIC Settlement Payment shall continue to be held either by AISLIC or by D&L for funding the Outside Director Settlement Agreement annexed hereto as Exhibit B pursuant to the terms of Paragraph 14 hereof.

In the event that the Effective Date does not occur and the Outside Director Settlement Agreement is terminated, then the AISLIC Settlement Payment shall continue to be held by AISLIC or D&L for funding the Chancery Court Settlement annexed hereto as Exhibit C pursuant to the terms of paragraph 14 hereof.

Any interest earned on the AISLIC Settlement Payment while such funds are held in escrow at D&L shall revert to AISLIC.

3.  Disbursements from the AISLIC Primary Policy for Legal Fees of the Insured Defendants:  The parties hereto acknowledge that disbursements from the AISLIC Primary Policy may be required to be paid prior to the Confirmation Date for reimbursement of reasonable Defense Costs incurred by the Insured Defendants.  Invoices for Defense Costs incurred by the Insured Defendants subsequent to the date of this Agreement shall be provided promptly to AISLIC and Gulf, and Gulf shall review any such invoices and advise the Insured Defendants to the extent that Gulf agrees that the billed amounts constitute reasonable Defense Costs.  The Insured Defendants agree that, for so long as they have or may have incurred such reasonable Defense Costs, all such future payments may be made under the

AISLIC Primary Policy, but only with the written consent of Gulf and of all Insured Defendants, which consent shall not unreasonably be withheld, and only to the extent that the earmarked amount of $5,200,000.00 (the “Earmarked Amount”) for either the Outside Director Settlement Agreement or the Chancery Court Settlement is not used for reimbursement of Defense Costs.

4.  Advancement of Outside Directors’ Legal Fees:  Gulf acknowledges that the limits of liability under the AISLIC Primary Policy shall be exhausted when AISLIC makes payments totaling $10,000,000.00 under the AISLIC Primary Policy, regardless of whether those payments are made as reimbursement of Defense Costs, contribution to the Global Settlement, or contribution to the Outside Director Settlement Agreement or the Chancery Court Settlement.  In the event that AISLIC makes payment of Defense Costs under the AISLIC Primary Policy of $4,800,000.00 in the aggregate prior to the Confirmation Date, and in the event the Outside Directors or Mr. Rudey and the Insured Entities incur reasonable Defense Costs in connection with the consummation of the Global Settlement, the Outside Director Settlement Agreement, the Chancery Court Settlement, or the Action following AISLIC making payment of in the aggregate of $4,800,000.00 in Defense Costs, the invoices respecting further Defense Costs of the Outside Directors, and Mr. Rudey and the Insured Entities will be provided promptly to counsel for Gulf.  Gulf will review any such invoices, and will advise counsel for the Outside Directors and Mr. Rudey and the Insured Entities to the extent Gulf agrees that the billed amounts constitute reasonable Defense Costs under the Gulf policy.  Mr. Rudey will make payment, without prejudice with respect to Gulf or any of the Insureds’ rights under the Gulf Excess Policy, of reasonable attorneys’ fees and expenses of the Outside Directors and reasonable attorneys’ fees and expenses of Mr. Rudey and the Insured Entities, which shall not be less than the amount of Defense Costs determined to be reasonable by Gulf.

In the event the Effective Date occurs and the Global Settlement Agreement is consummated and neither the Outside Director Settlement Agreement nor the Chancery Court Settlement is consummated, Gulf will pay to Mr. Rudey on the scheduled Effective Date (by payment made pursuant to written instructions provided to Gulf on the Scheduling Date by C. Barr Flinn), the amounts paid by Mr. Rudey under this Paragraph 4 to the extent Gulf has previously advised that such amounts constitute reasonable Defense Costs.  The amounts reimbursed by Gulf to Mr. Rudey under this Paragraph 4 will be deducted from the $3.1 Million Gulf Settlement Payment.

In the event that the Outside Director Settlement Agreement or the Chancery Court Settlement is consummated and such settlement is funded by AISLIC with the Earmarked Amount such that AISLIC has made payment of the aggregate sum of $10 Million under the AISLIC Primary Policy, Gulf will pay to Mr. Rudey any amounts paid by Mr. Rudey for Defense Costs under this Paragraph 4 within ten (10) business days of Gulf receiving notice from C. Barr Flinn of the termination of the Global Settlement Agreement and the funding by AISLIC of the Outside Director Settlement Agreement or the Chancery Court Settlement, but only to the extent Gulf has previously advised that such amounts constitute reasonable defense costs, and the AISLIC Primary Policy limit will be deemed exhausted by Gulf and by the Insured Defendants.

Gulf expressly agrees that the failure of any Insured Defendant to submit Defense Costs for reimbursement under the Gulf Excess Policy during the term this Agreement remains in effect (with the exception for the procedure for advancement of Defense Costs detailed in Paragraph 4 hereof), shall not constitute a waiver, and shall not prejudice the rights of the Insured Defendants to submit such Defense Costs under the Gulf Excess Policy following the termination of this Agreement.

5.  Release by the Insured Defendants of AISLIC:  Subject to AISLIC’s performance of its obligations under Paragraphs 2 and 3 hereof, or under Paragraphs 3 and 14.C hereof the Insured Defendants, on behalf of themselves, and their respective successors in business or interest, assigns, agents, heirs, administrators, attorneys, employees, executors, liquidators, trustees, insurers, reinsurers, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, collectively the “Insured Defendant Releasors”) do hereby and forever release, and absolutely and forever discharge AISLIC, its respective affiliates, divisions, parents, subsidiaries, predecessors, successors in business or interest, assigns, agents, administrators, attorneys, employees, executors, directors, officers, controlling persons, shareholders, insurers, reinsurers, liquidators, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, collectively the “AISLIC Releasees”) from and against any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, declaratory judgments or suits arising out of the Action or the AISLIC Primary Policy, whether known or unknown;provided, however, that this release by the Insured Defendant Releasors does not include a release of any claims to enforce the terms of this Agreement.  This Agreement shall further constitute a covenant by the Insured Defendant Releasors not to sue any of the AISLIC Releasees on any of the claims released by the Insured Defendant Releasors under this Paragraph 5.

6.  AISLIC Release of the Insured Defendants:  In consideration of the Release provided in Paragraph 5 hereof, AISLIC, on behalf of itself and its affiliates, divisions, parents, subsidiaries, predecessors, successors in business or interest, assigns, agents, administrators, attorneys, employees, executors, directors, officers, controlling persons, shareholders, insurers, reinsurers, liquidators, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, collectively the “AISLIC Releasors”) do hereby and forever release, and absolutely and forever discharge the Insured Defendants, and their respective successors in business or interest, assigns, agents, heirs, administrators, attorneys, employees, executors, liquidators, trustees, insurers, reinsurers, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, the “Insured Defendant Releasees”) from and against any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, declaratory judgments or suits arising out of the Action or the AISLIC Primary Policy, whether known or unknown; provided, however, that this release by the AISLIC Releasors does not include a release of any claims to enforce the terms of this Agreement.  This Agreement shall further constitute a covenant by the AISLIC Releasors not to sue any of the Insured Defendant Releasees on any claims released hereunder this Paragraph 6.

7.  Payment by Gulf:  Following Gulf’s receipt of advance notice of the Confirmation Hearing Date scheduled by the Bankruptcy Court as set forth above, and in consideration of the Release given by the Insured Defendants pursuant to Paragraph 8 below, within two (2) business days following the Confirmation Date, Gulf will deposit into an escrow account maintained at the Bank of New York, or such other facility as may be agreed by Gulf and the Insured Defendants, the total sum of Three Million One Hundred Thousand Dollars and No Cents ($3,100,000.00) (hereinafter, the “Gulf Settlement Payment”).  The Gulf Settlement Payment shall be maintained in escrow until Gulf and the escrow agent shall receive notice of the scheduled Effective Date (which notice shall state the scheduled Effective Date and provide instructions for disbursement of the Gulf Settlement Payment).  In consideration of:  (a) the payment by AISLIC of the amount set forth in Paragraph 2 hereof, and (b) the Release given by the Insured Defendants pursuant to Paragraph 8 below, the escrow agent for Gulf shall make payment on the scheduled Effective Date of the Gulf Settlement Payment, together with interest accruing thereon, less any escrow fees, in compromise and full settlement of all claims that the Insured Defendants may have under the Gulf Excess Policy, as further set forth in the Release at Paragraph 8 hereof.

In the event that Mr. Rudey has advanced payments for reimbursement of Defense Costs pursuant to paragraph 4 hereof, the escrow agent for Gulf shall make payment on the scheduled Effective Date (pursuant to written instructions provided to the escrow agent for Gulf on the Scheduling Date by C. Barr Flinn), of the amounts advanced by Mr. Rudey for the Defense Costs under paragraph 4 hereof, but only to the extent Gulf has previously advised that such amounts constitute reasonable defense costs, and the escrow agent for Gulf shall pay the balance of the Gulf Settlement Payment on the scheduled Effective Date pursuant to the written instructions provided on the Scheduling Date by C. Barr Flinn, as approved in writing by Srinivas M. Raju and Joel Friedlander, with the aggregate of Gulf’s payments on the Effective Date being Three Million One Hundred Thousand Dollars and No Cents ($3,100,000.00).

In the event the Global Settlement is consummated, the Insured Individuals and the Insured Entities shall confer and agree upon an allocation from the Gulf Settlement Payment for payment of attorneys’ fees and expenses incurred on behalf of the Insured Individuals and the Insured Entities with respect to the Global Settlement Agreement, the Action, the Outside Director Settlement Agreement, or the Chancery Court Settlement, to the extent such attorneys’ fees have not previously been reimbursed by AISLIC or paid by Mr. Rudey under paragraph 4 hereof, provided that this procedure will in no way increase the amount of the Gulf Settlement Payment.

In the event the Global Settlement is not consummated, the Gulf Settlement Payment, together with any interest accruing thereon, less any escrow fees, shall be returned to Gulf.

8.  Release by the Insured Defendants of Gulf:  Subject to Gulf’s performance of its obligations under Paragraphs 4 and 7 hereof, the Insured Defendant Releasors (as that term is defined in Paragraph 5 hereof), do hereby and forever release, and absolutely and forever discharge Gulf, its respective affiliates, divisions, parents, subsidiaries, predecessors, successors in business or interest, assigns, agents, administrators, attorneys, employees, executors, directors, officers, controlling persons, shareholders, insurers, reinsurers, liquidators, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, collectively the “Gulf Releasees”) from and against any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, declaratory judgments, or suits arising out of the Action or the Gulf Excess Policy, whether known or unknown; provided, however, that this release by the Insured Defendant Releasors does not include a release of any claims to enforce the terms of this Agreement.  .  This Agreement shall further constitute a covenant by the Insured Defendant Releasors not to sue any of the Gulf Releasees on any claims released by the Insured Defendants under this Paragraph 8.

9.  Gulf Release of the Insured Defendants:  In consideration of the Release provided for in Paragraph 8 hereof, Gulf, on behalf of itself and its affiliates, divisions, parents, subsidiaries, predecessors, successors in business or interest, assigns, agents, administrators, attorneys, employees, executors, directors, officers, controlling persons, shareholders, insurers, reinsurers, liquidators, subrogees and representatives of all of the foregoing, and each of them, and all persons able to claim through any of the foregoing (hereinafter, collectively the “Gulf Releasors”) do hereby and forever release, and absolutely and forever discharge the Insured Defendant Releasees (as that term is defined in Paragraph 6 hereof), from and against any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, declaratory judgments or suits arising out of the Action or the Gulf Excess Policy, whether known or unknown; provided, however, that this release by the Gulf Releasors does not include a release of any claims to enforce the terms of this Agreement.  This Agreement shall further constitute a covenant by the Gulf Releasors not to sue any of the Insured Defendant Releasees on any claims released under this Paragraph 9.

10.  Representation and Warranty on Assignment:  The Insured Defendants hereby represent and warrant that they own the rights released herein and that they have not assigned or transferred or purported to assign or transfer any such rights to any other person or entity.

11.  Release of Unknown Claims:  The parties waive the benefits of any provision of the laws of the United States or of any state which provides that the foregoing releases and this Agreement do not extend to released claims which a party does not know or expect to exist in its favor at the time of executing the release, which if known to the party may have materially affected the settlement.  It is the intention of the parties to forever discharge and release known and unknown, present and future released claims.

12.  No Admission or Waiver:  AISLIC, Gulf and the Insured Defendants agree that this Agreement shall not constitute, nor be construed as:  (i) an admission by AISLIC, Gulf or the Insured Defendants of any liability by any of the Insured Defendants in connection with the Action; (ii) an admission by AISLIC that it has any liability for coverage under the AISLIC Primary Policy; or (iii) an admission by Gulf that it has any liability for coverage under the Gulf Excess Policy.  The parties hereto agree that this Agreement was entered to avoid the uncertainties of further litigation.  No part of this Agreement or any statement by any party hereto may be used in any action, suit or proceeding as evidence of the respective rights, duties or obligations of the parties hereto, except to enforce the terms of this Agreement.  The parties hereto further acknowledge that all agreements contained in the Agreement have been agreed to solely for the purpose of effectuating a compromise of disputed claims and shall not be deemed to constitute an admission or concession by any party or constitute a waiver of any legal position which any party might otherwise assert.  This Agreement is without prejudice or value as precedent and shall not be used in any proceeding or hearing to create, prove or interpret the obligations under, or the terms and conditions of, any other policy of insurance issued by AISLIC or Gulf.

The parties to this Agreement understand, acknowledge and agree that the negotiation, execution and performance of this Agreement shall not constitute, nor be construed as, an admission of any liability or infirmity of defense or claim whatsoever by any party.

13.  Construction:  No provision in this Agreement is to be interpreted for or against any party because that party or its legal representative drafted such provision.  This Agreement is not to be construed in favor of any particular party hereto, but is to be construed as if drafted by all of the parties.

14.  Deferral of Outside Director Settlement Agreement and Chancery Court Settlement, and Reservation Respecting Such Settlements :  The parties agree that approval of the Outside Director Settlement Agreement reflected in Exhibit “B” hereto shall be sought so that the Outside Director Settlement Agreement shall become effective and be consummated in the event the Outside Director Settlement Trigger Date occurs.  The parties agree that submission of the Chancery Court Settlement reflected in Exhibit “C” hereto is and hereby shall be deferred, in order to permit the parties to proceed with the Global Settlement and/or the Outside Director Settlement Agreement.  AISLIC, Gulf and the Insured Defendants hereby expressly consent and agree that the Chancery Court Settlement shall not be consummated or submitted for approval by the Chancery Court prior to the Chancery Settlement Submission Trigger Date.  AISLIC, Gulf and the Insured Defendants hereby expressly consent and agree that the Earmarked Amount shall be used to fund: (i) the Outside Director Settlement Agreement in the event the Outside Director Settlement Trigger Date occurs, or (ii) the Chancery Court Settlement, in the event  the Chancery Settlement Effective Date occurs.

In the event the Effective Date does occur, neither the Outside Director Settlement Agreement nor the Chancery Court Settlement shall be consummated.

With respect to the consummation of the Outside Director Settlement Agreement or the Chancery Court Settlement, the following provisions shall apply:

A.

In the event the Outside Director Settlement Trigger Date shall occur, Srinivas M. Raju or Joel Friedlander, on behalf of the Outside Directors, shall, as approved in writing by C. Barr Flinn, provide written notice to AISLIC and Gulf of the Outside Director Settlement Trigger Date and, within seven business days thereafter, shall also provide AISLIC and Gulf with copies of the Stipulation and Order of Dismissal With Prejudice of the Action as against the Outside Directors.

B.

In the event the Chancery Settlement Effective Date shall occur, Srinivas M. Raju or Joel Friedlander, on behalf of the Outside Directors, shall, as approved in writing by C. Barr Flinn, provide written notice to AISLIC and Gulf of the Chancery Settlement Effective Date along with copies of the final order and judgment of the Chancery Court approving the Chancery Court Settlement.

C.

Within five (5) business days from the date of receipt of the notice referenced in paragraph 14.A or the notice referenced in paragraph 14.B hereof, AISLIC will pay, or cause to be paid, to the escrow account of Richards, Layton & Finger, P.A., the Earmarked Amount on behalf of the Outside Directors.

D.

Subject to AISLIC’s performance of its obligations under paragraphs 3 and 14.C hereof and further subject to AISLIC making payments in the aggregate of $10,000,000.00 under the AISLIC Primary Policy respecting the Action, the Releases in paragraphs 5 and 6 hereof shall be given effect upon the funding of the Outside Director Settlement or the Chancery Court Settlement.

15.  Captions and Headings:  Captions and headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

16.  Representation of Authority:  Any individual signing this Agreement on behalf of any entity represents and warrants that he has full authority to do so.

17.  Choice of Law:  This Agreement shall be construed under, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law rules of the State of Delaware.

18.  Counterparts:  This Agreement may be executed in counterparts, each of which, when so executed, shall constitute an agreement binding on the parties hereto, notwithstanding that the parties to this Agreement are not signatories to the same counterpart.

19.  Entire Agreement:  This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof.  It is expressly understood by the parties that this Agreement may not be assigned, altered, amended, modified or otherwise changed except by a writing executed by each of the parties hereto.  For clarity, this

Agreement in no way supersedes or displaces the Outside Director Settlement Agreement, the Chancery Court Settlement, the Global Settlement Agreement, the Support and Lock-Up Agreement, and/or the Plan.

20.  Termination:  This Agreement shall terminate in the event that each of the following events has occurred: (a) the Global Settlement Agreement (as such agreement may be amended) is terminated, (b) the Outside Director Settlement Agreement (as such agreement may be amended) is not approved by the Bankruptcy Court or is otherwise terminated, and (c) the Chancery Court Settlement (as such agreement may be amended) is not approved by the Chancery Court or is otherwise terminated.  Apart from the foregoing, this Agreement shall not be terminated except by means of a writing executed by each of the parties hereto.  In the event this Agreement is terminated:  (a) the releases provided in Paragraphs 5, 6, 8 and 9 hereof shall be void ab initio, and shall be of no further force and effect.  In the event the Effective Date does not occur and the Outside Director Settlement Agreement or the Chancery Court Settlement is consummated and funded with the Earmarked Amount by AISLIC, then the releases provided in Paragraphs 8 and 9 hereof shall be void ab initio and shall be of no further force and effect.

21.  Notices:  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given as follows:

To AISLIC: Catherine L. Casavant, Esq. D’Amato & Lynch 70 Pine Street New York, NY 10270 Facsimile: (212) 269-3559 ccasavant@damato-lynch.com	To Gulf John W. Duchelle, Esq. Ross, Dixon & Bell, LLP 2001 K Street, N.W. Washington, DC 20006 Facsimile: (202) 662-2190 jduchelle@rdblaw.com

To the Insured Entities and Mr. Rudey: C. Barr Flinn, Esq. Young Conaway Stargatt & Taylor LLP 1000 West Street, 17th Floor Wilmington, DE 19801 Facsimile: (302) 576-3292 bflinn@ycst.com	To the Outside Directors: Srinivas M. Raju, Esq. Richards, Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, DE 19801 Facsimile: (302) 498-7748 raju@rlf.com

and Scott M. Zimmerman, Esq. Dechert LLP 30 Rockefeller Plaza New York, NY 10112 Facsimile: (212) 698-3599 scott.zimmerman@dechert.com	and Joel Friedlander Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, DE 19801 Facsimile: (302) 573-3501 jfriedlander@bmf-law.com

22. Representations:  This Agreement is executed without reliance on any representation other than as contained herein.  Each of the undersigned has reviewed this Agreement, the Outside Director Settlement Agreement, the Chancery Court Settlement, the Global Settlement Agreement, and the agreements referenced herein and therein with his/its counsel, understands the contents of this Agreement and such other agreements and signs this Agreement freely and voluntarily.

23.  Severability:  If any provision in this Agreement shall be adjudged void or unenforceable, the same shall not affect the validity of this Agreement as a whole.

24.  Attorney's Fees:  If any action at law or equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover all costs incurred in such action or proceeding, including reasonable attorney’s fees, in addition to any other relief to which the prevailing party may be otherwise entitled.

25.  Execution and Effective Date:  In witness whereof, the parties hereto have executed this Agreement to be effective as of the latest date written below.

AIG DOMESTIC CLAIMS, INC. on behalf

Of AMERICAN INTERNATIONAL SPECIALTY

LINES INSURANCE COMPANY

By:

___________________________________

Title:

___________________________________

Date:

___________________________________

THE TRAVELERS INDEMNITY COMPANY, as successor

in interest by merger to GULF INSURANCE COMPANY

By:

___________________________________

Title:

___________________________________

Date:

___________________________________

GEORGE R. HORNIG

_________________________________________

Date:

___________________________________

ALAN B. ABRAMSON

_________________________________________

Date:

___________________________________

ROBERT F. WRIGHT

_________________________________________

Date:

___________________________________

WILLIAM A. WYMAN

_________________________________________

Date:

___________________________________

AUBREY L. COLE

_________________________________________

Date:

___________________________________

JOHN RUDEY

By:  _________________________________________

Date:

___________________________________

U.S. TIMBERLANDS KLAMATH FALLS, LLC, n/k/a Inland Fiber Group, LLC

By:  _________________________________________

Date:

___________________________________

U.S. TIMBERLANDS FINANCE CORP., n/k/a Fiber Finance Corp.

By:  _________________________________________

Date:

___________________________________

U.S. TIMBERLANDS YAKIMA, LLC, n/k/a American Forest Resources, LLC

By:  _________________________________________

Date:

___________________________________

U.S. TIMBERLANDS SERVICE COMPANY, LLC, n/k/a Timber Resource Services, LLC

By:  _________________________________________

Date:

___________________________________